SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 9, 2005

Date of Report (Date of earliest event reported)

FISHER COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	000-22439	91-0222175
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Fourth Avenue N., Suite 510, Seattle, Washington 98109

(Address of Principal Executive Offices, including Zip Code)

(206) 404-7000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 9, 2005, Fisher Communications, Inc. (the “Company”) entered into a Separation Agreement, dated for reference purposes as of July 1, 2005, with Kirk G. Anderson (the “Separation Agreement”), formerly an executive officer of the Company and President of Fisher Media Services Company. Mr. Anderson’s employment with the Company terminated as of July 29, 2005 due to the elimination of his position. A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

The Separation Agreement provides that Mr. Anderson is eligible for the following:

•	a lump sum separation payment in the gross amount of $185,000, less authorized deductions and withholdings;

•	continued eligibility to participate in group medical, dental and vision plans pursuant to COBRA for up to 18 months;

•	payment of $336.86 each month toward COBRA premiums for Mr. Anderson, his spouse and his dependents, for up to 12 months or until eligible for other group health coverage; and

•	certain career transition services.

The Separation Agreement further provides that Mr. Anderson will be vested in the Termination Benefit under the Company’s Supplemental Pension Plan, payable as a monthly annuity commencing at age 65 (or, if the Company so elects, as a reduced annuity commencing prior to age 65 or as a lump sum equal to the present value of Mr. Anderson’s accrued benefit). Pursuant to the Separation Agreement, Mr. Anderson will have three months following July 29, 2005 to exercise any stock options that vested prior to his termination date.

In consideration for the foregoing, Mr. Anderson has agreed, among other things, to a general release of claims against the Company, to not reveal proprietary information, to cooperate with the Company regarding transition issues, and to not disparage, criticize or otherwise malign the reputation of the Company. In addition, Mr. Anderson agreed to provide up to 40 hours of consulting services to the Company on an as-needed basis between July 29, 2005 and January 16, 2006.

In the event that Mr. Anderson is subsequently rehired by any affiliate or subsidiary of the Company and receives compensation for employment between July 30, 2005 and July 29, 2006, the Separation Agreement provides that he will repay to the Company that portion of any separation payment otherwise attributable to the period following re-employment.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

10.1	Separation Agreement by and between the Company and Kirk G. Anderson.

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fisher Communications, Inc.

Dated: August 15, 2005	By	/s/ Robert C. Bateman
Robert C. Bateman
Senior Vice President Chief Financial Officer

Exhibit Index

10.1	Separation Agreement by and between the Company and Kirk G. Anderson.